UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934

(Amendment No. _________________)

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THE CALVERT FUND
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June 7, 2013

Re: Proposed Merger of Certain Calvert Money Market Portfolios

Dear Valued Shareholder:

Recently, the boards of directors of the Calvert Tax-Free Reserves Money Market Portfolio, the Calvert Money Market Portfolio, the Calvert First Government Money Market Fund, and the Calvert Cash Reserves Institutional Prime Fund voted to merge these portfolios into Calvert Ultra-Short Income Fund, a taxable bond fund with a variable NAV. Pending shareholder approval, we expect these mergers to be finalized on or prior to December 31, 2013.

Calvert believes that these mergers are in the best interest of our shareholders, given the current market environment, as well as our outlook on interest rates for money market investments.

How the Proposed Mergers May Affect You

As a shareholder whose balance in one or more of these money market funds is below the minimum $2000 threshold that must be maintained in the account, you have three options:

1) You may redeem all your shares in your money market account,

2) Within 30 days of the date of this letter, you may increase your account balance to at least $2,000. If you do so and you continue to hold your money market shares when the applicable merger is completed, your shares will automatically be replaced at NAV with Class A shares of the Calvert Ultra-Short Income Fund (CULAX), a taxable bond fund with a variable NAV; or

3) You may combine your money market fund balance by exchanging it into another Calvert fund that you may be invested in such that the combined amounts satisfy the minimum account balance applicable to that fund.

If you take no action, your shares will be sold and the proceeds remitted to you via a check sent to your address of record 30 days after the date of this letter.

What Steps you Should Take

To redeem your shares, you can contact Calvert at 800-368-2745 or complete the Account Redemption Form included with this letter and return it to Calvert at the address indicated on the form. The form can also be found on Calvert’s website at http://www.calvert.com/NRC/literature/documents/AF10025.pdf?litID=AF10025.

To make additional deposits to bring your account balance to the required minimum of $2,000, please send your check along with an investment slip to:

Calvert Investments

P.O. Box 219739

Kansas City, MO 64121-9739

Other Key Information on the Proposed Mergers

Please note the following important information and key dates regarding the proposed money market fund mergers:

•         As of June 6, 2013, the funds will no longer accept any new accounts.

•         As of June 6, 2013, the funds will no longer accept orders for checks. If you do not have an adequate supply of checks, you can process a redemption of your shares by telephone, wire or through the form included with this letter, as described in the applicable prospectus.

•         Check writing or drafts against these funds will be terminated on August 31, 2013.

•         Calvert will tentatively mail shareholder proxies on or about August 9, 2013.

•         A meeting for record date shareholders to vote on the proposed mergers will be held on September 20, 2013.

For more information on the Calvert Ultra-Short Income Fund, or any other Calvert fund, including a prospectus, visit www.calvert.com. Please read the prospectus carefully before investing in any fund.

Thank you for your continued trust in the Calvert family of funds. Please contact us at 800-368-2745 if you have any questions or require further information.

Sincerely,

Stan Young

Vice President, Client Services

Calvert Investment Distributors, Inc.

Investment Risk

Investment in mutual funds involves risk, including possible loss of principal invested. You could lose money on your investment in the Fund or the Fund could underperform because of the following risks: the market prices of bonds held by the Fund may fall; individual investments of the Fund may not perform as expected; and/or the Fund’s portfolio management practices may not achieve the desired result. Bond funds are subject to interest rate risk and credit risk. When interest rates rise, the value of fixed-income securities will generally fall. In addition, the credit quality of the securities may deteriorate, which could lead to default or bankruptcy of the issuer where the issuer becomes unable to pay its obligations when due. Because a significant portion of securities held by the Fund may have variable or floating interest rates, the amount of the Fund’s monthly distributions to shareholders are expected to vary. Generally when market interest rates fall, the amount of the distributions will decrease. Investments in high-yield, high risk bonds can involve a substantial risk of loss. An active trading style can result in higher turnover (exceeding 100%), may translate to higher transaction costs, may increase your tax liability, and may affect Fund performance. The Fund is nondiversified and may be more volatile than a diversified fund.

For more information on any Calvert fund, please contact Calvert at 800.368.2748  for a free summary prospectus and/or prospectus. An investor should consider the investment objectives, risks, charges, and expenses of an investment carefully before investing. The summary prospectus and prospectus contain this and other information. Read them carefully before you invest or send money.

Calvert mutual funds are underwritten and distributed by Calvert Investment Distributors, Inc., member FINRA and a subsidiary of Calvert Investments, Inc.

Additional Information and Where to Find It

In connection with the proposed reorganizations, The Calvert Fund will file with the Securities and Exchange Commission (“SEC”), and will furnish to the shareholders of the applicable Merging Portfolio, a prospectus/proxy statement and other relevant documents. These materials do not constitute a solicitation of any vote or approval. SHAREHOLDERS OF EACH MERGING PORTFOLIO ARE URGED TO READ THE PROSPECTUS/PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED REORGANIZATIONS, OR INCORPORATED BY REFERENCE IN THE PROSPECTUS/PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED REORGANIZATIONS.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the SEC filings made by The Calvert Fund and each registered investment company of which a Merging Portfolio is a series (each, a “Merging RIC”) by directing a request to: Calvert Investments, Inc., Attention: Client Services, 4550 Montgomery Avenue, Suite 1125N, Bethesda, Maryland 20814; (800) 368-2745.  With respect to each Reorganization, The Calvert Fund, each Merging RIC and their trustees and officers may be deemed to be “participants” in the solicitation of proxies from shareholders of the applicable Merging Portfolio in favor of that Reorganization.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of each Merging Portfolio is set forth in the Statement of Additional Information dated January 31, 2013 or April 30, 2013, as applicable, of each Merging Portfolio, and in the Statement of Additional Information of Calvert Ultra-Short Income Fund dated January 31, 2013.  These documents have been filed with the SEC and are available at www.calvert.com.

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